Exhibit 99

The Fifth Third Bancorp Master Profit Sharing Plan

Financial Statements as of and for the One-Day Period Ended December 31, 2003 and as of and for the Years Ended December 30, 2003 and 2002 and Supplemental Schedules as of December 31, 2003 and December 30, 2003 and Report of Independent Registered Public Accounting Firm for Inclusion in the Annual Report (Form 5500) to the Internal Revenue Service

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

FOR THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits as of December 31, 2003, December 30, 2003 and 2002	2

Statements of Changes in Net Assets Available for Benefits for the One-Day Period Ended December 31, 2003 and for the Years Ended December 30, 2003 and 2002	3

Notes to Financial Statements	4-9

SUPPLEMENTAL SCHEDULES:

Schedule H, Line 4i— Schedule of Assets Held (at End of Year), December 30, 2003	11-13

Schedule H, Line 4i— Schedule of Assets Held (at End of Year), December 31, 2003	14-16

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under Employment Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fifth Third Bancorp and the Pension and Profit Sharing Committee of The Fifth Third Bancorp Master Profit Sharing Plan:

We have audited the accompanying statements of net assets available for benefits of The Fifth Third Bancorp Master Profit Sharing Plan (the “Plan”) as of December 31, 2003 and December 30, 2003 and 2002, and the related statements of changes in net assets available for benefits for the one-day period ended December 31, 2003 and for the years ended December 30, 2003 and 2002. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2003 and December 30, 2003 and 2002, and the changes in net assets available for benefits for the one-day period ended December 31, 2003 and for the years ended December 30, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan’s management. Such schedules have been subjected to the auditing procedures applied in the audits of the basic 2003 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as whole.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

June 23, 2004

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

AS OF DECEMBER 31, 2003, DECEMBER 30, 2003 AND 2002

	December 31, 2003	December 30, 2003	December 30, 2002
INVESTMENTS—At fair value:
Cash	$8,118	$8,118	$965,880
Common stock of Fifth Third Bancorp	252,190,102	251,037,965	254,003,601
Collective funds:
Cash equivalents	65,629,885	65,869,049	65,712,682
Fixed income	93,412,219	93,253,597	84,821,797
Equity	177,284,371	177,173,738	129,231,886
Mutual funds	230,449,721	230,325,199	141,464,393
Participant notes receivable	3,922,780	3,920,559	4,277,825

Total investments	822,897,196	821,588,225	680,478,064
ACCRUED INVESTMENT INCOME	1,273,423	1,273,423	1,188,358
CONTRIBUTIONS RECEIVABLE FROM SUBSIDIARIES OF FIFTH THIRD BANCORP	16,509,470	16,509,470	31,682,728

NET ASSETS AVAILABLE FOR BENEFITS	$840,680,089	$839,371,118	$713,349,150

See notes to financial statements.

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

FOR THE ONE-DAY PERIOD ENDED DECEMBER 31, 2003 AND FOR THE

YEARS ENDED DECEMBER 30, 2003 AND 2002

	One Day Period Ended December 31, 2003	Year Ended December 30, 2003	Year Ended December 30, 2002
ADDITIONS:
Income (loss) from investments:
Interest	$—	$742,580	$1,300,379
Dividends	—	5,445,016	4,439,960
Net appreciation (depreciation) in fair value of investments	1,480,765	107,606,414	(109,159,978)

Total gain (loss) from investments	1,480,765	113,794,010	(103,419,639)

Contributions from subsidiaries of Fifth Third Bancorp		27,426,139	41,825,621
Contributions from participants	51,432	58,918,587	53,917,899

Total contributions	51,432	86,344,726	95,743,520

Transfer of plan assets from acquired companies	—	—	250,940,769

Total additions	1,532,197	200,138,736	243,264,650

DEDUCTIONS:
Benefits paid to participants	(222,695)	(73,825,831)	(83,461,565)
Other disbursements	(531)	(290,937)	(93,686)

Total deductions	(223,226)	(74,116,768)	(83,555,251)

INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS	1,308,971	126,021,968	159,709,399
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of period	839,371,118	713,349,150	553,639,751

End of period	$840,680,089	$839,371,118	$713,349,150

See notes to financial statements.

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

NOTES TO FINANCIAL STATEMENTS

1.	DESCRIPTION OF PLAN

The following brief description of The Fifth Third Bancorp Master Profit Sharing Plan (the “Plan”) is provided for general information purposes only. Participants should refer to the Plan agreement for more complete information.

General—The Plan is a defined contribution profit sharing plan, with a 401(k) feature, with separate accounts maintained for each participant. Each regular employee of a participating Fifth Third Bancorp (“Bancorp”) subsidiary, if employed before November 1, 1996, automatically became a participant on the first payroll date after becoming an employee. With regard to the profit sharing feature, employees whose employment commenced on or after November 1, 1996 shall become participants after one year of service. For the 401(k) feature, employees are eligible to participate immediately upon employment by the Bancorp. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). The original Plan became effective December 31, 1954 and was last amended in its entirety effective December 31, 2000. As a result of this amendment, modifications to funding and contributions became effective on December 31, 2000.

Administration—Fifth Third Bank, a wholly owned subsidiary of the Bancorp, serves as the trustee of the Plan. The investment assets of the Plan are held in separate trust funds by Fifth Third Investment Advisors where such assets are managed.

Funding and Vesting—The Bancorp’s profit sharing contribution to the Plan is an amount determined annually by the Board of Directors of the Bancorp and allocated to participants in accordance with the provisions of the Plan.

The profit sharing contribution by the Bancorp and any forfeitable balances remaining in the accounts of participants who terminate their employment are allocated to participants in the proportion that the compensation of each participant bears to the compensation of all participants for the Plan year.

Gains and losses under the Plan are valued on a daily basis.

Bancorp profit sharing contributions are allocated to eligible employees according to the following schedule:

0% -	Less than one year of service
25% -	One year of service, but less than two years of service
50% -	Two years of service, but less than three years of service
75% -	Three years of service, but less than four years of service
100% -	Four years of service or more

Participants are 100% vested in these contributions, subject to limited forfeiture for competition or dishonesty.

The Plan permits voluntary contributions from participants up to 20% of their compensation. Such contributions are credited directly to the participants’ accounts and are fully vested. Contributions may be allocated to the available investment options at the discretion of the participant. The Bancorp matches participants’ voluntary pre-tax contributions up to a maximum of 6% of eligible annual compensation. Participants are eligible for matching after one year of service according to the following schedule:

25% match - One year of service, but less than ten years of service

50% match - Ten years of service, but less than twenty years of service

75% match - Twenty years of service or more

Participants are 100% vested in matching contributions, subject to limited forfeiture for competition or dishonesty. Generally, participants must be employed on the last day of the Plan year to be eligible for the profit sharing contribution.

Both voluntary contributions and Bancorp matching contributions are subject to statutory limitations.

Termination—Although it has not expressed its intention to do so, the Bancorp has the right under the Plan to discontinue the contributions of any participating Bancorp subsidiary at any time and to amend or terminate the Plan subject to the provisions set forth in ERISA. If the Plan were to be terminated, the value of the proportionate interest of each participant would be determined as of the date of termination, and this amount would be fully vested and non-forfeitable.

Benefits—The Plan provides for payment of benefits of accumulated vested amounts upon termination of employment. Benefits are generally payable in the form of lump-sum payments or periodic payments. Benefits are recorded when paid.

Benefits Payable—Benefits payable, consisting of amounts owed but not paid as of year-end for payments to terminated employees, are not recorded as a liability within the financial statements. Benefits payable as of December 31, 2003 and December 30, 2003 and 2002 were $12,501,459, $12,501,459 and $11,214,902, respectively.

Tax Status—The Internal Revenue Service has determined and informed the Bancorp by a letter dated September 18, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (“IRC”). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan’s tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Investment Options per the Related Prospectus:

•	The Fifth Third Balanced Fund contains investments in common stock with a smaller percentage in bonds and cash equivalents.

•	The Fifth Third Prime Money Market Fund contains investments in high quality commercial paper.

•	The Fifth Third Stock Fund contains shares of the Bancorp common stock and short-term liquid investments.

•	The Fifth Third Quality Growth Fund contains investments in common stocks that are perceived to be high quality.

•	The Fifth Third Mid Cap Fund contains investments in middle capitalization companies.

•	The Fifth Third International Equity Fund contains investments in common stocks headquartered outside of the United States.

•	The Fifth Third Technology Fund contains investments in stocks of established and emerging technology companies.

•	The Fifth Third Value Fund contains investments in a highly diversified portfolio of stocks that are perceived to be undervalued in the market.

•	The Fifth Third Fixed Income Fund contains investments in investment grade securities.

Participant Notes Receivable—Effective as of November 1, 1996, participants may borrow from certain of their fund accounts a minimum of $1,000 up to the lesser of $50,000 or 50% of the non-forfeitable portion of their account balance. Each loan, by its terms, is required to be repaid within five years. The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the rate charged by the Bancorp on a similar loan as determined quarterly by the Plan administrator. Interest rates as of December 30, 2003 and December 31, 2003 and 2002 were 4.75-10.5%, 4.75-10.5% and 7.0-10.5%, respectively. Principal and interest is paid by the participant through payroll deductions authorized by the participant.

Withdrawals—Subject to the Plan administrator’s sole and absolute discretion, participants are allowed to withdraw an amount not to exceed the total amount of that participant’s voluntary contributions for financial hardship purposes.

ESOP Dividend Pass-Through Election—Effective December 31, 2001, commencing with the dividends payable on common stock of Fifth Third Bancorp to shareholders of record on December 31, 2001, a Participant with an Account (including any sub-account) invested in the Fifth Third Stock Fund (or in the event of his death, his Beneficiary), shall have the right to elect, in accordance with instructions or procedures of the Plan Administrator, or its delegate to either (1) leave such dividends in the Plan for reinvestment in common stock of Fifth Third Bancorp under the Fifth Third Stock Fund or otherwise; or (2) take the dividends in cash.

Reclassification—Certain prior period data has been reclassified to conform to current period presentation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following are the significant accounting policies followed by the Plan:

General—The accounting records of the Plan are maintained on the accrual basis of accounting.

Valuation of Investments—Quoted market prices are used to value equity securities and mutual funds. The fair values of bonds are based on yields currently available on comparable securities of issuers with similar credit ratings. The fair value of collective funds is based on the fair market value of investments in the fund.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Plan invests in various securities, which may include U.S. Governmental securities, corporate debt instruments and corporate stocks. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits.

Change in Fiscal Year End—The Plan changed its fiscal year end from December 30 to December 31, and as a requirement of this change, the results for the one-day period ended of December 31, 2003 are reported as a separate transaction period.

3.	INVESTMENTS

Investments representing more than five percent of net assets at December 31, 2003 and December 30, 2003 and 2002 are as follows:

	December 31, 2003	December 30, 2003	December 30, 2002
Fifth Third Bank Common Stock Fund for Employee Benefit Plans	$104,647,898	$104,488,987	$86,260,226
Fifth Third Bank Fixed Income Fund for Employee Benefit Plans	93,412,219	93,253,597	84,821,797
Fifth Third Bank Middle Capitalization Fund for Employee Benefit Plans	45,173,352	45,354,909	< 5%
Fifth Third International Equity Fund	45,442,818	45,143,999	< 5%
Fifth Third Quality Growth Fund	121,842,948	121,758,636	85,088,723
Fifth Third Mid-Cap Fund	48,658,072	48,830,489	< 5%
Fifth Third Bancorp common stock	252,190,102	251,037,965	254,003,601
Fifth Third Prime Money Market Fund	63,400,194	63,099,372	57,669,269

The following table represents the net appreciation (depreciation) in fair value of investments for the Plan for the one-day period ended December 31, 2003 and for the years ended December 30, 2003 and 2002:

	One Day Period Ended December 31, 2003	Year Ended December 30, 2003	Year Ended December 30, 2002
Net appreciation (depreciation) in fair value of investments:
Common stock of Fifth Third Bancorp	$1,152,137	$1,767,168	$(10,138,567)
Collective funds—fixed income and equity	139,442	49,652,147	(41,926,075)
Mutual funds	189,186	56,187,099	(57,095,336)

Total	$1,480,765	$107,606,414	$(109,159,978)

4.	TRANSACTIONS WITH RELATED PARTIES

Fifth Third Bank provides the Plan with certain accounting and administrative services for which no fees are charged.

At December 31, 2003 and December 30, 2003 and 2002, the Plan held 4,267,176, 4,267,176 and 4,338,234 shares of the Bancorp’s common stock, respectively, with fair values of $252,190,102, $251,037,965 and $254,003,601, respectively (see Note 1).

Certain Plan investments are mutual funds and collective funds managed by Fifth Third Bank.

5.	PLAN ASSETS FROM ACQUIRED COMPANIES

During 2002, $250,940,769 was transferred to the Plan as a result of the merger of the Old Kent Financial Thrift Plan.

6.	SUBSEQUENT EVENTS

Effective December 31, 2003 the following changes were made to the Plan:

•	The definition of “Annual Compensation” was amended and re-written—The $125,000 compensation limit was removed for performance-based additional cash compensation incentive program employees. Benefit Choice Dollars (formerly Flex Dollars) are no longer eligible for 401(k) deferral, profit sharing, after tax or matching contributions.

•	New Performance-Based Profit Sharing—Employees are eligible for Profit Sharing Contributions for Plan year 2004 and after, as of the date on which they have credit for at least one hour of service. A five-year cliff vesting schedule was added to the Plan, so that after five years of service a Participant is 100% vested; anything less than five years of service, a Participant is 0% vested. Current service credit was grand-fathered.

•	Company Matching Contributions—Company matching contributions were changed to 100% of the first 4% contributed on a pre-tax basis. Employees are eligible the pay period after they have completed 30 days of service. A three-year cliff vesting schedule was added to the Plan, so that after three years of service a Participant is 100% vested. Anything less than three years of service, a Participant is 0% vested. Current service credit was grandfathered. Also effective December 31, 2003, company matching contributions are initially invested in the Fifth Third Stock Fund, but anytime after this initial investment they may be diversified to the other investment options.

•	The Plan year-end was changed to December 31—For Plan years beginning after December 30, 1999 and before December 31, 2003, the 12-month period commencing on December 31 and ending on December 30 was changed. Effective December 31, 2003, the Plan year is now January 1 through December 31.

•	A QNEC (Qualified Non-Elective Contribution) was added—The Employer, in its sole discretion, may contribute to Section 401(k) Salary Deferral Accounts of those participants entitled to receive an allocation to satisfy the nondiscrimination test of section 401(k)(3).

•	401(k) Loans—A participant can request a 401(k) loan for any reason. The limitations for 401(k) loans to be taken for hardship purposes only was removed.

•	Forms of Payment to Terminated employees was changed—Terminated employees no longer have the option of a partial withdrawal. Retired employees continue to have the option of partial withdrawals no more frequent than once per calendar year.

•	Transfer of Excess Plan Assets from the AmeriBank Pension Plan—After satisfaction of all liabilities of the terminated AmeriBank Pension Plan, the Plan Sponsor can accept excess assets from the AmeriBank Pension Plan. Such transferred excess assets could be allocated at the Employer’s discretion either as matching contributions, profit sharing contributions or performance reward contributions.

•	Investment Options were changed—Effective January 22, 2004 investment options were added to the Plan so that the fund options are as follows:

•	Fifth Third Profit Sharing Stable Value Fund

•	Fifth Third Bond Fund

•	Fifth Third Disciplined Large Cap Value Fund

•	Fifth Third Equity Index Fund

•	Fifth Third Quality Growth Fund

•	Jensen Portfolio

•	Fifth Third Mid-Cap Growth Fund

•	Fifth Third Small-Cap Value Fund

•	Fifth Third International Equity Fund

•	Fifth Third Technology Fund

•	Fifth Third Stock Fund

•	Life Model Conservative Fund

•	Life Model Moderately Conservative Fund

•	Life Model Moderate Fund

•	Life Model Moderately Aggressive Fund

•	Life Model Aggressive Fund

•	Effective March 19, 2004, four funds were removed from the fund offering and any assets in those funds were mapped as follows:

•	Fifth Third Money Market Fund assets were mapped to Fifth Third Profit Sharing Stable Value Fund

•	Fifth Third Fixed Income for Employee Benefit Plans assets were mapped to Fifth Third Bond Fund

•	Fifth Third Profit Sharing Balanced Fund assets were mapped to Fifth Third Life Model Moderate Fund.

•	Fifth Third Value Fund for Employee Benefit Plans assets were mapped to Fifth Third Disciplined Large-Cap Value Fund.

* * * * * *

SUPPLEMENTAL SCHEDULE

SUPPLEMENTAL

SCHEDULE

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

SCHEDULE H, LINE 4i—

SCHEDULE OF ASSETS HELD (AT END OF YEAR)

AS OF DECEMBER 30, 2003

Asset Description	Current Market
BALANCED FUND:
COLLECTIVE FUNDS - CASH EQUIVALENTS:
*Fifth Third Banksafe Trust	$979,868

COLLECTIVE FUNDS - FIXED INCOME:
*Fifth Third Bank Fixed Income Fund for Employee Benefit Plans	68,979,543

COLLECTIVE FUNDS - EQUITY:
*Fifth Third Bank Common Stock Fund for Employee Benefit Plans	104,488,987
*Fifth Third Bank Middle Capitalization Fund for Employee Benefit Plans	45,354,909

Total Collective Funds - Equity	149,843,896

*COMMON STOCK - Fifth Third Bancorp	6,846,930

*MUTUAL FUNDS - Fifth Third International Equity Fund	29,768,600

Total Balanced Fund	256,418,837

SUPPLEMENTAL

SCHEDULE

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

SCHEDULE H, LINE 4i—

SCHEDULE OF ASSETS HELD (AT END OF YEAR)

AS OF DECEMBER 30, 2003 (Continued)

Asset Description	Current Market
PRIME MONEY MARKET FUND:
*Prime Money Market Fund
Total Prime Money Market Fund	$63,099,372

STOCK FUND:
*Fifth Third Banksafe Trust	1,789,809
*Common Stock - Fifth Third Bancorp	244,191,035

Total Stock Fund	245,980,844

QUALITY GROWTH FUND:
*Mutual Funds - Fifth Third Quality Growth Fund
Total Quality Growth Fund	121,758,636

MID CAP FUND:
*Mutual Funds - Fifth Third Middle Capitalization Fund
Total Mid Cap Fund	48,830,489

INTERNATIONAL EQUITY FUND:
*Mutual Funds - Fifth Third International Equity Fund
Total International Equity Fund	15,375,399

TECHNOLOGY FUND:
*Mutual Funds - Fifth Third Technology Fund
Total Technology Fund	14,592,075

VALUE FUND:
*Collective Funds - Fifth Third Value Fund for Employee Benefit Plans
Total Value Fund	27,329,842

SUPPLEMENTAL

SCHEDULE

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

SCHEDULE H, LINE 4i—

SCHEDULE OF ASSETS HELD (AT END OF YEAR)

AS OF DECEMBER 30, 2003 (Concluded)

Asset Description	Current Market
FIXED INCOME FUND:
*Collective Funds - Fifth Third Fixed Income Fund for Employee Benefit Plans
Total Fixed Income Fund	$24,274,054

LOAN FUND:
*Participant Notes Receivable (Interest Rate 4.75-10.5%)
Total Loan Fund	3,920,559

Cash	8,118

TOTAL	$821,588,225

*	Represents parties-in-interest.

SUPPLEMENTAL

SCHEDULE

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

SCHEDULE H, LINE 4i—

SCHEDULE OF ASSETS HELD (AT END OF YEAR)

AS OF DECEMBER 31, 2003

Asset Description	Current Market
BALANCED FUND:
COLLECTIVE FUNDS - CASH EQUIVALENTS:
*Fifth Third Banksafe Trust	$599,569

COLLECTIVE FUNDS - FIXED INCOME:
*Fifth Third Bank Fixed Income Fund for Employee Benefit Plans	69,041,889

COLLECTIVE FUNDS - EQUITY:
*Fifth Third Bank Common Stock Fund for Employee Benefit Plans	104,647,898
*Fifth Third Bank Middle Capitalization Fund for Employee Benefit Plans	45,173,352

Total Collective Funds - Equity	149,821,250

*COMMON STOCK - Fifth Third Bancorp	6,878,354

*MUTUAL FUNDS - Fifth Third International Equity Fund	29,959,221

Total Balanced Fund	256,300,283

SUPPLEMENTAL

SCHEDULE

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

SCHEDULE H, LINE 4i—

SCHEDULE OF ASSETS HELD (AT END OF YEAR)

AS OF DECEMBER 31, 2003 (Continued)

Asset Description	Current Market
PRIME MONEY MARKET FUND:
*Prime Money Market Fund	$63,400,194

Total Prime Money Market Fund
STOCK FUND:
*Fifth Third Banksafe Trust	1,630,122
*Common Stock - Fifth Third Bancorp	245,311,748

Total Stock Fund	246,941,870

QUALITY GROWTH FUND:
*Mututal Funds - Fifth Third Quality Growth Fund	121,842,948

Total Quality Growth Fund
MID CAP FUND:
*Mutual Funds - Fifth Third Middle Capitalization Fund	48,658,072

Total Mid Cap Fund
INTERNATIONAL EQUITY FUND:
*Mutual Funds - Fifth Third International Equity Fund	15,483,597

Total International Equity Fund
TECHNOLOGY FUND:
*Mutual Funds - Fifth Third Technology Fund	14,505,883

Total Technology Fund
VALUE FUND:
*Collective Funds - Fifth Third Value Fund for Employee Benefit Plans	27,463,121

Total Value Fund

SUPPLEMENTAL

SCHEDULE

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

SCHEDULE H, LINE 4i—

SCHEDULE OF ASSETS HELD (AT END OF YEAR)

AS OF DECEMBER 31, 2003 (Concluded)

Asset Description	Current Market
FIXED INCOME FUND:
*Collective Funds—Fifth Third Fixed Income Fund for Employee Benefit Plans
Total Fixed Income Fund	$24,370,330

LOAN FUND:
*Participant Notes Receivable (Interest Rate 4.75-10.5%)
Total Loan Fund	3,922,780

Cash	8,118

TOTAL	$822,897,196

*	Represents parties in interest.